UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2011, IFMI, LLC (“IFMI”), a Delaware limited liability company and a subsidiary of Institutional Financial Markets, Inc. (the “Company”), PrinceRidge Partners LLC, a Delaware limited liability company (“PrinceRidge GP”), and PrinceRidge Holdings LP, a Delaware limited partnership (“PrinceRidge” and, together with PrinceRidge GP, the “PrinceRidge Entities”), consummated the interim closing (the “Interim Closing”) of the transactions contemplated by the Contribution Agreement (the “Contribution Agreement”), dated April 19, 2011, by and among IFMI and the PrinceRidge Entities. At the Interim Closing, and pursuant to the terms and conditions of the Contribution Agreement, IFMI contributed, or caused a wholly owned subsidiary to contribute, approximately $1.1 million in cash and all of the equity ownership interests in Cohen & Company Capital Markets, LLC (“CCCM”), a broker-dealer comprising a substantial part of IFMI’s capital markets segment, to PrinceRidge in exchange for an approximately 70% interest (consisting of equity and profits interests) in each of the PrinceRidge Entities. The member’s equity of CCCM at Interim Closing was approximately $43.9 million. A description of the Contribution Agreement was contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2011.

The transactions contemplated by the Contribution Agreement and described in this report remain subject to the final approval of the Financial Industry Regulatory Authority (“FINRA”). Each of CCCM and The PrinceRidge Group LLC (the “PrinceRidge Group”), a broker-dealer wholly owned by PrinceRidge, have filed continuing membership applications (together, the “CMAs”) with FINRA in connection with the change in ownership that was effectuated at both broker-dealers as a result of the consummation of the Interim Closing and the transactions described in this report. To date, neither CCCM nor the PrinceRidge Group has received notice from FINRA objecting to the transactions contemplated by the Contribution Agreement. The final closing of the transactions contemplated by the Contribution Agreement will occur following receipt of the final FINRA approvals.

Fourth Amended and Rested Limited Liability Company Agreement of PrinceRidge GP

In connection with the Interim Closing, IFMI entered into the Fourth Amended and Restated Limited Liability Company Agreement of PrinceRidge GP (the “LLC Agreement”) and the Fourth Amended and Restated Limited Partnership Agreement of PrinceRidge (the “Partnership Agreement”). A description of the Partnership Agreement is set forth below under the heading titled “Fourth Amended and Restated Limited Partnership Agreement of PrinceRidge.” The management of PrinceRidge is vested exclusively in PrinceRidge GP.

Except as otherwise provided by the LLC Agreement or law, the business and affairs of PrinceRidge GP will be managed under the direction of the Board of Managers of PrinceRidge GP (the “Board” or “Board of Managers”). Subject to the provisions of the LLC Agreement, there will be three managers on the Board designated by IFMI (the “IFMI Managers”), and there will be two managers selected by the individuals that were members of PrinceRidge GP prior to the Interim Closing (the “PrinceRidge Managers” and, together with the IFMI Managers, the “Managers”).

The initial IFMI Managers are Walter T. Beach, Daniel G. Cohen, and Lance Ullom, and the initial PrinceRidge Managers are John Costas and Michael Hutchins. Messrs. Beach and Ullom are independent directors of the Company. IFMI has the right to replace the IFMI Managers at any time. The LLC Agreement sets forth the manner and circumstances in which the PrinceRidge Managers may be removed and replaced.

Except as otherwise provided by the LLC Agreement or law, the act of a majority of the Managers will be the act of the Board. Subject to certain exceptions provided for in the LLC Agreement, the unanimous approval of the Managers is required to undertake, among other actions set forth in the LLC Agreement, the following actions:

(a) an extraordinary capital transaction, a merger or purchase of a material business in respect of PrinceRidge, PrinceRidge GP or any of the subsidiaries or control affiliates of PrinceRidge or PrinceRidge GP (collectively, the “Management Group Entities”);

(b) the issuance, or the modification of the terms, of any equity securities of any Management Group Entity other than issuances pursuant to equity compensation or benefit plans approved by the Board;

(c) an assumption by any Management Group Entity of indebtedness for borrowed money of any person; and

(d) so long as either John Costas or Michael Hutchins is an officer of PrinceRidge GP or PrinceRidge, any distribution or dividend with respect to any Management Group Entity.

Certain transactions of PrinceRidge GP with its members or its members’ affiliates also require unanimous and/or heightened approval of the Managers.

The Board has determined that the initial officers of PrinceRidge GP and PrinceRidge are: John Costas, Chairman; Daniel G. Cohen, Vice Chairman, Chief Investment Officer and Managing Director and Head of Structured Products; Michael Hutchins, Chief Executive Officer; Colette Dow, Chief Operating Officer and Douglas Listman, Chief Financial Officer. Mr. Listman continues to serve as Chief Accounting Officer of the Company.

Subject to the satisfaction of certain conditions, after the later of (a) September 30, 2011, or (b) the earlier of (1) the final closing under the Contribution Agreement, or (2) March 31, 2012, each member of PrinceRidge GP is entitled to borrow from PrinceRidge GP up to 30% of the balance of its capital account in PrinceRidge GP. The maximum term of any such loan is one year and such loan would accrue interest at a rate per annum equal to 10%. Each member of PrinceRidge GP has the ability to exercise this borrowing option once in any two year period. While the loan is outstanding, the amount of a member’s profit units will be reduced in proportion to the amount of such member’s capital account that was borrowed against.

Distributions will be made to each member of PrinceRidge GP at the times and in the amounts determined by the Board. Distributions of net income (other than net income attributable to an extraordinary capital transaction) will be made to the members pro rata in proportion to such member’s profit units. Proceeds attributable to extraordinary capital transactions will be distributed to the members in proportion to their respective equity units. If PrinceRidge GP generates net income, 50% of such net income is required to be distributed (a “Mandatory Distribution”) to the members in proportion to their respective profit units or equity units, as applicable (but without duplication). The amount of any Mandatory Distributions will be determined by the Board at the end of each fiscal quarter.

An individual member may voluntarily withdraw as a member of PrinceRidge GP as of the end of any quarter upon fifteen days’ prior written notice to PrinceRidge GP and, in certain circumstances, prior to the end of a quarter. So long as IFMI owns a majority of the outstanding units of the PrinceRidge Entities, IFMI may voluntarily withdraw as a member of PrinceRidge GP only with the unanimous consent of the Board. In the event that IFMI no longer owns a majority of the outstanding units of the PrinceRidge Entities, IFMI may voluntarily withdraw as a member of PrinceRidge GP as of the end of any quarter upon fifteen days’ prior written notice to PrinceRidge GP, and, in certain circumstances, prior to the end of a quarter.

The Board may require that an individual member withdraw as a member of PrinceRidge GP at any time and for any reason. In the event that (a) any member owning a majority of the then outstanding units of PrinceRidge GP (or its parent or subsidiary) is indicted (and such indictment is not quashed within 90 days) for a criminal violation of any securities laws, and (b) the Board (other than the Managers designated by such member) reasonably determines that such indictment has had or would reasonably be expected to have a quantifiable material adverse effect on the business of the Management Group Entities, such member is required, within 150 days of receipt of such determination by the Board, to sell a number of units (if any) to a third-party such that the indicted member will own less than 50% of the outstanding units of PrinceRidge GP.

In connection with the withdrawal of a member from PrinceRidge GP, PrinceRidge GP is required to repurchase such member’s units for an amount equal to such member’s capital account. Generally, the repurchase obligation occurs over a three- to five- year period depending on the timing of the withdrawal. In the event that a member is required to withdraw and in certain other limited circumstances, such repurchase is required to occur within 45 days of such withdrawal.

Subject to certain exceptions provided for in the LLC Agreement, units in PrinceRidge GP are not transferable. Members of PrinceRidge GP have, or are subject to, rights of first refusal, drag-along rights, tag-along rights, and pre-emptive rights.

Fourth Amended and Restated Limited Partnership Agreement of PrinceRidge

As noted above, the management of PrinceRidge is vested exclusively in PrinceRidge GP.

Subject to the satisfaction of certain conditions, after the later of (a) September 30, 2011, or (b) the earlier of (1) the final closing under the Contribution Agreement, or (2) March 31, 2012, each partner of PrinceRidge is entitled to borrow from PrinceRidge up to 30% of the balance of its capital account in PrinceRidge. The maximum term of any such loan is one year and such loan would accrue interest at a rate per annum equal to 10%. Each partner of PrinceRidge has the ability to exercise this borrowing option once in any two year period. While the loan is outstanding, the amount of a partner’s profit units will be reduced in proportion to the amount of such partner’s capital account that was borrowed against.

Distributions will be made to each partner of PrinceRidge at the times and in the amounts determined by PrinceRidge GP. Distributions of net income (other than net income attributable to an extraordinary capital transaction) will be made to the partners pro rata in proportion to such partner’s profit units. Proceeds attributable to extraordinary capital transactions will be distributed to the partners in proportion to their respective equity units. If PrinceRidge generates net income, 50% of such net income is required to be distributed (a “Mandatory Distribution”) to the partners in proportion to their respective profit units or equity units, as applicable (but without duplication). The amount of any Mandatory Distributions will be determined by PrinceRidge GP at the end of each fiscal quarter.

An individual partner may voluntarily withdraw as a partner of PrinceRidge as of the end of any quarter upon fifteen days’ prior written notice to PrinceRidge GP and, in certain circumstances, prior to the end of a quarter. So long as IFMI owns a majority of the outstanding units of the PrinceRidge Entities, IFMI may voluntarily withdraw as a partner of PrinceRidge only with the unanimous consent of the Board. In the event that IFMI no longer owns a majority of the outstanding units of the PrinceRidge Entities, IFMI may voluntarily withdraw as a partner of PrinceRidge as of the end of any quarter upon fifteen days’ prior written notice to PrinceRidge GP, and, in certain circumstances, prior to the end of a quarter.

PrinceRidge GP may require that an individual partner withdraw as a partner of PrinceRidge at any time and for any reason. In the event that (a) any limited partner owning a majority of the then outstanding units of PrinceRidge (or its parent or subsidiary) is indicted (and such indictment is not quashed within 90 days) for a criminal violation of any securities laws, and (b) the Board (other than the Managers designated by such limited partner) reasonably determines that such indictment has had or would reasonably be expected to have a quantifiable material adverse effect on the business of the Management Group Entities, such limited partner is required, within 150 days of receipt of such determination by the Board, to sell a number of units (if any) to a third-party such that the indicted partner will own less than 50% of the outstanding units of PrinceRidge.

In connection with the withdrawal of a partner from PrinceRidge, PrinceRidge is required to repurchase such partner’s units for an amount equal to such partner’s capital account. Generally, the repurchase obligation occurs over a three- to five- year period depending on the timing of the withdrawal. In the event that a partner is required to withdraw and in certain other limited circumstances, such repurchase is required to occur within 45 days of such withdrawal.

Subject to certain exceptions provided for in the Partnership Agreement, units in PrinceRidge are not transferable. Partners of PrinceRidge have, or are subject to, rights of first refusal, drag-along rights, tag-along rights, and pre-emptive rights. The limited partners are also subject to certain restrictive covenants, including, but not limited to, confidentiality, non-solicitation, and non-disparagement.

Termination and Separation Agreement

In connection with the Interim Closing, IFMI and the PrinceRidge Entities have entered into the Termination and Separation Agreement, dated as of May 31, 2011, pursuant to which, in the event that FINRA denies its consent to either of the CMAs and/or the transactions described in this report, (a) IFMI will withdraw from the PrinceRidge Entities, the approximately 70% interest (consisting of equity and profits interests) in each of the PrinceRidge Entities (the “PrinceRidge Entities Equity”) will be returned to the PrinceRidge Entities, and the PrinceRidge Entities will return to IFMI the equity in CCCM (the “CCCM Equity”); (b) in the event that the value of the CCCM Equity and the value of the PrinceRidge Entities Equity are not equal, then the party receiving the equity interests of greater value will pay to the other party an amount of cash equal to the difference in the value of the equity interests; (c) CCCM, IFMI, and the PrinceRidge Entities will re-assume the employment arrangements of their former employees whose employment was transferred as a result of the transactions contemplated by the Contribution Agreement; and (d) each of the executive agreements entered into as a result of the consummation of the Interim Closing will be terminated.

The foregoing descriptions of the LLC Agreement, the Partnership Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the LLC Agreement, the Partnership Agreement and the Termination Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated into this report by reference.

Forward-looking Statements

This report contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, the receipt of approval of FINRA and the final closing of the transactions contemplated in the Contribution Agreement or the unwinding of such transactions if final FINRA approval is not obtained, in addition to those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the SEC, which are available at the SEC’s website at www.sec.gov and our website at www.ifmi.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity (i.e., ready access to funds for use in our businesses), (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure; and (h) a potential Ownership Change under Section 382 of the Internal Revenue Code. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Interim Closing, Daniel G. Cohen, the Company’s Chairman, Chief Executive Officer and Chief Investment Officer, entered into an Executive Agreement with PrinceRidge (the “Executive Agreement”), pursuant to which he will serve as the Vice Chairman, the Chief Investment Officer, and Managing Director and Head of the Structured Products division of PrinceRidge. The initial term of the Executive Agreement ends on December 31, 2013, however, the term will be renewed automatically for additional one year periods, unless terminated by either of the parties in accordance with the terms of the Executive Agreement.

Pursuant to the Executive Agreement, Mr. Cohen will, through December 31, 2011, receive a guaranteed payment from PrinceRidge of $200,000 (the “Guaranteed Payment”), and be entitled to receive an additional annual allocation, not to exceed $800,000, equal to 20% of the Adjusted Profit (as defined in the Executive Agreement) of PrinceRidge (the “Initial Annual Allocation”). Mr. Cohen’s Guaranteed Payment for 2012 and 2013 will be equal to $200,000, plus the amount of the Initial Annual Allocation, if any, for the immediately preceding calendar year.

In addition to the Initial Annual Allocation, Mr. Cohen is entitled to an annual allocation from PrinceRidge equal to 8 1/3% of Post-Initial Allocation Profit (as defined in the Executive Agreement) of PrinceRidge (the “Supplemental Annual Allocation”). Subject to certain conditions, for a period of 60 days following the payment of the Initial Annual Allocation and the Supplemental Annual Allocation, Mr. Cohen has the opportunity to purchase additional units (the value of which cannot exceed the amount of the Initial Annual Allocation and the Supplemental Annual Allocation) of PrinceRidge at a price based on the then-current book value of PrinceRidge.

During the term of the Executive Agreement, the Board of Directors of the Company may, in its sole discretion, award Mr. Cohen an annual bonus in an amount and on such terms to be determined by the Board of Directors of the Company. Any such bonus to be awarded to Mr. Cohen is required to be approved by the Compensation Committee of the Board of Directors of the Company.

The Executive Agreement provides that Mr. Cohen may participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that may be available to other senior executives of PrinceRidge generally, in each case to the extent that Mr. Cohen is eligible under the terms of such plans or programs.

Pursuant to the Executive Agreement, in the event Mr. Cohen is terminated by PrinceRidge due to his death or disability, Mr. Cohen (or his estate or beneficiaries, as the case may be) shall be entitled to receive (a) any Guaranteed Payment and other benefits (including any allocations for a fiscal year completed before termination of the Executive Agreement but not yet paid (the “Prior Year Allocations”)) earned and accrued under the Executive Agreement prior to the date of termination, as well as any Initial Annual Allocation and Supplemental Annual Allocation (the “Partial Year Allocations”) for any portion of a fiscal year completed before termination and earned and accrued but not yet paid under the Executive Agreement prior to the termination of the Executive Agreement; (b) a single-sum payment equal to the Guaranteed Payment that would have been paid to him for the remainder of the year in which the termination occurs; (c) a single-sum payment equal to the sum of (1) the Initial Annual Allocation, and (2) the Supplemental Annual Allocation earned by Mr. Cohen, if any, in the fiscal year preceding the date of termination (which amount shall be annualized to the extent the termination occurs prior to the completion of a full fiscal year), multiplied by a fraction (x) the numerator of which is the number of days in the fiscal year preceding the termination, and (y) the denominator of which is 365.

If Mr. Cohen terminates his employment without Good Reason (as defined in the Executive Agreement) or PrinceRidge terminates his employment for Cause (as defined in the Executive Agreement), Mr. Cohen will only be entitled to any Guaranteed Payment and other benefits (including Prior Year Allocations and Partial Year Allocations) earned and accrued prior to the date of termination.

If Mr. Cohen terminates his employment with Good Reason, or PrinceRidge terminates his employment without Cause, Mr. Cohen will be entitled to receive (a) a single-sum payment equal to accrued but unpaid Guaranteed Payment and other benefits (including any Prior Year Allocations), as well as the Partial Year Allocations, (b) a single-sum payment of an amount equal to 3.0 times (1) the average of the Guaranteed Payment amounts paid to Mr. Cohen over the three calendar years prior to the date of termination, (2) if less than three years have elapsed between the date of the Executive Agreement and the date of termination, the highest Guaranteed Payment paid to Mr. Cohen in any calendar year prior to the date of termination, or (3) if less than 12 months have elapsed from the date of the Executive Agreement to the date of termination, the highest Guaranteed Payment received in any month times 12; and (c) a single-sum payment equal to the sum of (1) the Initial Annual Allocation and (2) the Supplemental Annual Allocation earned by the Mr. Cohen, if any, in the fiscal year preceding the date of termination (which amount shall be annualized to the extent the termination occurs prior to the completion of a full fiscal year), multiplied by a fraction (x) the numerator of which is the number of days in the fiscal year preceding the termination, and (y) the denominator of which is 365.

In the event of a Change of Control of the Company (as defined in the Executive Agreement) all of Mr. Cohen’s outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable. Only with respect to a Company Change of Control transaction that is first announced after the nine-month anniversary of the Interim Closing, if Mr. Cohen remains with PrinceRidge through the first anniversary of a Change of Control, but leaves PrinceRidge within six months thereafter, such termination will be treated as a termination for Good Reason, and Mr. Cohen will be entitled to the compensation set forth in the preceding paragraph.

Pursuant to the Executive Agreement, if any amount payable to or other benefit to which Mr. Cohen is entitled would be deemed to constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Cohen, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Cohen.

All termination payments, other than for death or disability, are subject to Mr. Cohen signing a general release. The Executive Agreement contains a non-competition provision restricting Mr. Cohen’s ability to engage in certain activities that are competitive with PrinceRidge for a period of three months after the end of the term of the Executive Agreement. The Executive Agreement also contains customary confidentiality provisions.

The foregoing description of the Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Agreement, which is attached hereto as Exhibit 10.4, and is incorporated into this report by reference.

Item 8.01 Other Events.

On June 1, 2011, the Company issued a press release related to the transactions described under Item 1.01 above, which is furnished herewith as Exhibit 99.1.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item have not been filed on this initial Current Report on Form 8-K, but will be filed by amendment to this report in accordance with the requirements of Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment to this report in accordance with the requirements of Item 9.01(b)(2) of Form 8-K.

(d) Exhibits.

Exhibit Number	Description

10.1*	Fourth Amended and Restated Limited Liability Company Agreement of PrinceRidge Partners LLC, dated as of May 31, 2011.

10.2*	Fourth Amended and Restated Limited Partnership Agreement of PrinceRidge Holdings LP., dated as of May 31, 2011.

10.3*	Termination and Separation Agreement, dated as of May 31, 2011, by and among IFMI, LLC, PrinceRidge Partners LLC, and PrinceRidge Holdings LP.

10.4*	Executive Agreement, dated as of May 31, 2011, by and among PrinceRidge Holdings LP, Institutional Financial Markets, Inc., Daniel G. Cohen and IFMI, LLC.

99.1**	Press Release Regarding the Interim Closing, June 1, 2011.

*	Filed electronically herewith.
**	Furnished electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: June 6, 2011	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr. Executive Vice President, Chief Financial Officer and Treasurer